UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 19, 2008

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

(714) 540-8900

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 19, 2008, the Compensation Committee of the Board of Directors of the Company promoted Mr. Calvin R. Gorrell to Executive Vice President, Human Resources. He previously served the Company in the capacity of Senior Vice President, Human Resources. As a result of his promotion, Mr. Gorrell received a salary increase to $250,000 annual base salary from $227,250 with a 60% bonus pool opportunity increased from a 50% bonus pool opportunity. In addition, the Compensation Committee also approved a modified Severance Compensation Agreement for Mr. Gorrell. The modified Severance Compensation Agreement contains the same terms as his former Severance Compensation Agreement with one change – the multiple of the annualized base salary plus annual bonus that Mr. Gorrell would be eligible to receive upon termination following a Change in Control (as defined in the agreement) has been changed to 2.5 from 2.0. A copy of the modified Severance Compensation Agreement, effective August 19, 2008, as applicable to Mr. Gorrell is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Item No.	Description
10.1	Form of modified Severance Compensation Agreement to be entered into with Calvin R. Gorrell

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSC.SOFTWARE CORPORATION
(Registrant)

Date: August 25, 2008	By:	/s/ JOHN A. MONGELLUZZO
John A. Mongelluzzo
Executive Vice President, Business Administration, Legal Affairs and Secretary

EXHIBIT INDEX

Item No.	Description
10.1	Form of modified Severance Compensation Agreement to be entered into with Calvin R. Gorrell

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